Exhibit 99.1

Everbridge Enters into Amended Merger Agreement with Thoma Bravo

Everbridge Shareholders to Receive $35.00 Per Share in Cash, an Increase of $6.40 Per Share Over Previously Announced Transaction

Represents 62% Premium to Everbridge 90-Day Volume-Weighted Average Share Price, as of February 2, 2024, the Last Trading Day Prior to the Announcement of the Original Transaction

BURLINGTON, Mass., March 1, 2024 – Everbridge, Inc. (Nasdaq: EVBG) (“Everbridge”), a global leader in critical event management and national public warning solutions, and Thoma Bravo, a leading software investment firm, today announced that they have amended and restated the previously announced merger agreement, dated February 4, 2024. Under the terms of the amended and restated agreement, Thoma Bravo has increased the price at which it has agreed to acquire all outstanding shares of Everbridge to $35.00 per share in cash, or $6.40 per share higher the original transaction price.

The per share purchase price consideration values Everbridge at approximately $1.8 billion and represents an approximately 62% premium to the Everbridge 90-day volume-weighted average share price as of February 2, 2024, the last trading day prior to the announcement of the original merger agreement.

“We’re pleased to have negotiated an even higher price for our shareholders,” said David Henshall, Chairman and Lead Independent Director of the Everbridge Board of Directors. “The interest we received as part of the go-shop process is a testament to the exceptional company we’ve built, the significant value of our products for organizations all over the world, and Everbridge’s long-term growth potential.”

Transaction Terms

The original merger agreement with Thoma Bravo, dated February 4, 2024, included a “go-shop” period, which permitted the Everbridge Board and its advisors to actively initiate and solicit alternative acquisition proposals from certain third parties, as described in the original merger agreement with Thoma Bravo. In connection with the Company’s “go-shop” activities, a third party proposed to acquire all outstanding shares of Everbridge at a higher price than the original transaction price. After acquisition proposals from such third party that the Everbridge Board of Directors determined to be superior proposals, Everbridge and Thoma Bravo entered into the amended and restated merger agreement providing for the price of $35.00 per share, which is higher than the prices offered by such third party in its proposals.

The transaction, which was approved by the Everbridge Board of Directors, is expected to close in the second calendar quarter of 2024, subject to customary closing conditions, including approval by Everbridge shareholders and the receipt of required regulatory approvals. The transaction is not subject to a financing condition.

Upon completion of the transaction, Everbridge common stock will no longer be listed on any public stock exchange. The Company will continue to operate under the Everbridge name and brand.

Advisors

Qatalyst Partners is serving as financial advisor and Cooley LLP is serving as legal counsel to Everbridge. Kirkland & Ellis LLP is serving as legal counsel to Thoma Bravo.

About Everbridge

Everbridge (Nasdaq: EVBG) empowers enterprises and government organizations to anticipate, mitigate, respond to, and recover stronger from critical events. In today’s unpredictable world, resilient organizations minimize impact to people and operations, absorb stress, and return to productivity faster when deploying critical event management (CEM) technology. Everbridge digitizes organizational resilience by combining intelligent automation with the industry’s most comprehensive risk data to Keep People Safe and Organizations Running™. For more information, visit https://www.everbridge.com/, read the company blog, and follow on LinkedIn. Everbridge… Empowering Resilience.

About Thoma Bravo

Thoma Bravo is one of the largest software investors in the world, with approximately US$134 billion in assets under management as of September 30, 2023. Through its private equity, growth equity and credit strategies, the firm invests in growth-oriented, innovative companies operating in the software and technology sectors. Leveraging Thoma Bravo’s deep sector knowledge and strategic and operational expertise, the firm collaborates with its portfolio companies to implement operating best practices and drive growth initiatives. Over the past 20 years, the firm has acquired or invested in more than 455 companies representing over US$255 billion in enterprise value (including control and non-control investments). The firm has offices in Chicago, London, Miami, New York and San Francisco. For more information, visit Thoma Bravo’s website at www.thomabravo.com.

Additional Information and Where to Find It

In connection with the proposed merger, Everbridge, Inc. (“Everbridge”) intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a preliminary and definitive proxy statement on Schedule 14A. Following the filing of the definitive proxy statement (the “proxy statement”) with the SEC, Everbridge will mail the proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed merger. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, STOCKHOLDERS OF EVERBRIDGE ARE URGED TO CAREFULLY READ THE PROXY STATEMENT IN ITS ENTIRETY (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND ANY OTHER DOCUMENTS RELATING TO THE PROPOSED MERGER THAT WILL BE FILED WITH THE SEC OR INCORPORATED BY REFERENCE THEREIN WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and stockholders will be able to obtain copies of the proxy statement (when available) and other documents filed by Everbridge with the SEC, without charge, through the website maintained by the SEC at https://www.sec.gov. Copies of the documents filed with the SEC by Everbridge will be available free of charge under the SEC Filings heading of the Investor Relations section of Everbridge’s website ir.everbridge.com.

Participants in the Solicitation

Everbridge and its directors and certain of its executive officers, consisting of David Benjamin, Richard D’Amore, Alison Dean, Rohit Ghai, David Henshall, Kent Mathy, Simon Paris, Sharon Rowlands, who are the non-employee members of the Board of Directors of Everbridge (the “Board”), and David Wagner, Chief Executive Officer, President and a member of the Board of Directors of Everbridge, and David Rockvam, Executive Vice President, Chief Financial Officer and Treasurer, may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information about its directors and certain of its executive officers, including a description of their direct or indirect interests, by security holdings or otherwise, can be found under the captions “Security Ownership of Certain Beneficial Owners and Management,” “Executive Compensation,” and “Director Compensation” contained in the proxy statement for the Everbridge 2023 Annual Meeting of Stockholders filed with the SEC on April 13, 2023 (the “2023 Proxy Statement”) and under Item 5.02 in the current reports on Form 8-K filed with the SEC on December  20, 2022 and February 5, 2024. To the extent that Everbridge’s directors and executive officers and their respective affiliates have acquired or disposed of security holdings since the applicable “as of” date disclosed in the 2023 Proxy Statement, such transactions have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Since the “as of” date in the 2023 Proxy Statement, (a) each of Mr. Benjamin and Mr. Ghai received a grant of 5,747 restricted stock units of Everbridge (“RSUs”) that vested on December 31, 2023 and a grant of 8,068 RSUs that will vest on May 25, 2024 provided that each such director continues to serve on the Board at such date, in addition to any customary non-equity annual compensation paid to non-employee directors, which consists of an annual cash retainer of $40,000, plus an additional cash retainer per year for committee membership, (b) Mr. D’Amore had 4,176 RSUs that vested on May 31, 2023, acquired 11,000 shares of common stock of Everbridge (“Common Stock”), and received a grant of 8,068 RSUs that will vest on May 25, 2024 provided that he continues to serve on the Board at such date, (c) each of Ms. Dean, Mr. Mathy and Ms. Rowlands had 4,176 RSUs that vested on May 31, 2023 and received a grant of 8,068 RSUs that will vest on May 25, 2024 provided that each such director continues to serve on the Board at such date, (d) Mr. Henshall had 8,331 RSUs that vested on January 31, 2023, had 8,330 RSUs that vested on January 31, 2024, acquired 20,000 shares of Common Stock on May 30, 2023, and received a grant of 8,068 RSUs that will vest on May 25, 2024 provided that he continues to serve on the Board at such date, (e) Mr. Paris had 1,700 RSUs that vested on February 28, 2023, had 4,176 RSUs that vested on May 31, 2023, acquired 3,000 shares of Common Stock, and received a grant of 8,068 RSUs that will vest on May 25, 2024 provided that he continues to serve on the Board at such date, (f) Mr. Wagner had 12,500 RSUs that vested on October 31, 2023, 3,160 of which were withheld by Everbridge to satisfy tax withholding obligations and had 12,500 RSUs that vested on January 31, 2024, 3,431 of which were withheld by Everbridge to satisfy tax withholding obligations and (g) on March 7, 2024, Mr. Rockvam will receive a grant of 115,000 RSUs that will vest over four years with 25% vesting after year one and quarterly thereafter and a grant of 115,000 performance share units of Everbridge that will vest based on performance measures determined by the Board at the time of grant, 55,000 of which will be forfeited for no consideration upon the consummation of the proposed merger. In the proposed merger, outstanding equity awards held by Everbridge’s non-employee directors will accelerate vesting prior to the consummation of the proposed merger, and outstanding equity awards held by Everbridge’s executive officers will be treated in accordance with their respective equity award agreements and as described in the 2023 Proxy Statement under the caption “Executive Compensation—Everbridge Executive Compensation Program—Potential Payments upon Change in Control.” Stockholders may obtain additional information regarding the interests of such participants by reading the proxy statement and other relevant materials regarding the proposed merger to be filed with the SEC or incorporated by reference therein when they become available. Investors should read the proxy statement carefully when it becomes available before making any voting or investment decisions.

Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “continue,” “guidance,” “expect,” “outlook,” “project,” “believe” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the benefits of and timeline for closing the proposed merger. These statements are based on various assumptions, whether or not identified in this communication, and on the current expectations of Everbridge management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions. Many actual events and circumstances are beyond the control of Everbridge. These forward-looking statements are subject to a number of risks and uncertainties, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could delay the consummation of the proposed transaction or cause the parties to abandon the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement entered into in connection with the proposed transaction; the possibility that Everbridge stockholders may not approve the proposed transaction; the risk that the parties to the merger agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the Common Stock; the risk of any unexpected costs or expenses resulting from the proposed transaction; the risk of any litigation relating to the proposed transaction; and the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Everbridge to retain and hire key personnel and to maintain relationships with customers, vendors, partners, employees, stockholders and other business relationships and on its operating results and business generally. Further information on factors that could cause actual results to differ materially from the results anticipated by the forward-looking statements is included in the Everbridge Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on February 27, 2024, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings made by Everbridge from time to time with the SEC. These filings, when available, are available on the investor relations section of the Everbridge website at https://ir.everbridge.com or on the SEC’s website at https://www.sec.gov. If any of these risks materialize or any of these assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Everbridge presently does not know of or that Everbridge currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. The forward-looking statements included in this communication are made only as of the date hereof. Everbridge assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Contacts

Everbridge

Investors

Nandan Amladi

Investor Relations

nandan.amladi@everbridge.com

(617) 665-7197

Media

Jeff Young

Media Relations

jeff.young@everbridge.com

(781) 859-4116

Thoma Bravo

Megan Frank

mfrank@thomabravo.com

(212) 731-4778

Liz Micci / Abigail Farr / Akash Lodh

FGS Global

ThomaBravo-US@fgsglobal.com

(347) 675-2883 / (646) 957-2067 / (202) 758-4263